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                                                                Exhibit 4(b)(ii)

                           MERRILL LYNCH & CO., INC.

                                      TO

                THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)
                             as Successor Trustee
                                      and
                      CHEMICAL BANK, as Resigning Trustee
                  (each with respect to the series designated
                             "Medium-Term Notes")

                ----------------------------------------------
                         SIXTH SUPPLEMENTAL INDENTURE

                         Dated as of October 25, 1993

                ----------------------------------------------

                           Supplemental to Indenture
                           Dated as of April 1, 1983
                                  as Amended
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SIXTH SUPPLEMENTAL INDENTURE, dated as of October 25, 1993, to the Indenture (as defined below), by and among MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), having its principal office at the World Financial Center, New York, New York 10080, THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association duly organized and existing under the laws of the United States of America (the "Successor Trustee"), having its Corporate Trust Office at 4 Chase MetroTech Center, Brooklyn, New York 11245, and CHEMICAL BANK, a corporation duly organized and existing under the laws of the State of New York and successor by merger to MANUFACTURERS HANOVER TRUST COMPANY (the "Resigning Trustee"), having its Corporate Trust Office at 450 West 33rd Street, New York, New York 10001.

                            RECITALS OF THE COMPANY

  The Company has heretofore executed and delivered its Indenture, dated as of April 1, 1983 (as amended to the date hereof, the "Indenture") to the Resigning Trustee to provide for the issuance from time to time of its unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness, including a series of Securities designated the Company's Medium-Term Notes (the "Medium-Term Notes"). The term "Indenture" shall mean such Indenture as amended by the Trust Indenture Reform Act of 1990.

  Section 610(b) of the Indenture provides that the Trustee may resign at any time with respect to the Securities of one or more series, and that should such resignation occur, the Company, by a Board Resolution, pursuant to Section 610(e), shall authorize the appointment of a successor Trustee with respect to the Securities of that or those series.

  Section 610(a) of the Indenture provides that no resignation of the retiring Trustee shall become effective until the acceptance of appointment by a successor Trustee.

  Sections 611(b) and 901(5) of the Indenture provide that the Company, the retiring Trustee, and each successor Trustee with respect to the Securities of such one or more series, when authorized by a Board Resolution, shall execute and deliver an indenture supplemental to the Indenture, without the consent of any Holders, to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the securities of one or more series.

  The Resigning Trustee has notified the Company of its intention to resign as Trustee with respect to the series of Securities designated Medium-Term Notes issued under the Indenture, and the Successor Trustee has indicated its willingness to accept such appointment as successor Trustee with respect to such series.

  The Company deems it advisable to supplement the indenture to provide for such resignation and the successorship of the Successor Trustee with respect to the series of Securities designated Medium-Term Notes.

  The Company has duly authorized the execution and delivery of this Sixth Supplemental Indenture, and all actions necessary to make this Sixth Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

  NOW, THEREFORE, the Company, the Successor Trustee and the Resigning Trustee, for and in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE I
                                   ---------

                             The Resigning Trustee
                             ---------------------

  SECTION 101. Pursuant to Section 610(b) of the Indenture, the Resigning Trustee hereby notifies the Company that the Resigning Trustee is hereby resigning as Trustee under the Indenture with respect to the series of Securities designated Medium-Term Notes.

  SECTION 102. The Resigning Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee (i) all the rights, title and interest of the Resigning Trustee in and to the trust under the Indenture with respect to the series of Securities designated Medium-Term Notes, (ii) all the rights, powers, trusts and duties of the Trustee under the Indenture with respect to the series of Securities designated Medium-Term Notes, and (iii) all property and money, if any, held by the Resigning Trustee under the Indenture with respect to the series of Securities designated Medium-Term Notes. The Resigning Trustee shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee, all the rights, powers, trusts and duties hereby assigned, transferred, delivered and confirmed to the Successor Trustee.

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  SECTION 103. The Resigning Trustee hereby acknowledges and confirms that all of the rights, powers, trusts and duties of the Resigning Trustee with respect to all series of Securities issued under the Indenture other than those designated Medium-Term Notes shall continue and remain vested in the Resigning Trustee.

  SECTION 104. The Resigning Trustee hereby resigns as Paying Agent with respect to the series of Securities designated Medium-Term Notes, as Registrar with respect to the series of Securities designated Medium-Term Notes, and as the office or agency maintained by the Company pursuant to Section 1002 of the Indenture with respect to the series of Securities designated Medium-Term Notes.

                                  ARTICLE II

                                  THE COMPANY
                                  -----------

  SECTION 201. The Company hereby accepts the resignation of the Resigning Trustee as Trustee under the Indenture with respect to the series of Securities designated Medium-Term Notes.

  SECTION 202. The Secretary or Assistant Secretary of the Company who is attesting to the execution of this Agreement by the Company hereby certifies that Exhibit A annexed hereto is a copy of the Board Resolutions which were duly adopted by the Board of Directors of the Company, which resolutions are in full force and effect on the date hereof, and which authorized certain officers of the Company to (a) appoint the Successor Trustee as Trustee under the Indenture with respect to the series of Securities designated Medium-Term Notes, and (b) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee under the Indenture with respect to the series of Securities designated Medium-Term Notes.

  SECTION 203. The Company hereby appoints the Successor Trustee as Trustee under the Indenture with respect to the series of Securities designated Medium-Term Notes to succeed to, and hereby confirms to, the Successor Trustee, all the rights, powers, trusts and duties of the Resigning Trustee under the Indenture with respect to the series of Securities designated Medium-Term Notes with like effect as if originally named as Trustee in the Indenture with respect to the Securities of such series. The Company shall execute and deliver such further instruments and such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee, all the rights, powers, trusts

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and duties hereby assigned, transferred, delivered and confirmed to the
Successor Trustee.

  SECTION 204. Promptly after the effectiveness of this Sixth Supplemental Indenture, the Company shall cause a notice, substantially in the form of Exhibit B annexed hereto, to be sent to each Holder of the Medium-Term Notes in accordance with the provisions of Section 610(f) of the Indenture.

  SECTION 205. The Company represents and warrants to the Resigning Trustee and to the Successor Trustee that, to the best of its knowledge, no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default under Section 501 of the Indenture.

  SECTION 206. The Company hereby acknowledges and confirms that all of the rights, powers, trusts and duties of the Resigning Trustee with respect to all series of Securities issued under the Indenture other than those designated Medium-Term Notes shall continue and remain vested in the Resigning Trustee.

  SECTION 207. The Company hereby appoints the Successor Trustee as Paying Agent with respect to the series of Securities designated Medium-Term Notes, as Registrar with respect to the series of Securities designated Medium-Term Notes, and as the Company's office and agency maintained pursuant to Section 1002 of the Indenture with respect to the series of Securities designated Medium-Term Notes.

                                  ARTICLE III

                             THE SUCCESSOR TRUSTEE
                             ---------------------

  SECTION 301. The Successor Trustee hereby represents and warrants to the Resigning Trustee and to the Company that the Successor Trustee is not disqualified under the provisions of Section 608 and is eligible under the provisions of Section 609 of the Indenture to act as Trustee with respect to the series of Securities designated Medium-Term Notes issued under the Indenture.

  SECTION 302. The Successor Trustee hereby accepts its appointment as successor Trustee under the Indenture with respect to the series of Securities designated Medium-Term Notes issued under the Indenture and accepts, and shall hereby be vested with, all the rights, powers, trusts and duties of the Resigning Trustee as Trustee with respect to the series of Securities designated Medium-Term Notes, upon the terms and conditions set forth therein, with like effect as if originally named as Trustee

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with respect to the Securities of such series under the Indenture.

  SECTION 303. The Successor Trustee hereby acknowledges and confirms that all of the rights, powers, trusts and duties of the Resigning Trustee with respect to all series of Securities issued under the Indenture other than those designated Medium-Term Notes shall continue and remain vested in the Resigning Trustee.

  SECTION 304. The Successor Trustee hereby accepts its appointment as Paying Agent with respect to the series of Securities designated Medium-Term Notes, as Registrar with respect to the series of Securities designated Medium-Term Notes, and as the Company's office and agency maintained pursuant to Section 1002 of the Indenture with respect to the series of Securities designated Medium-Term Notes.

                                  ARTICLE IV

                           MISCELLANEOUS PROVISIONS
                           ------------------------

  SECTION 401. For all purposes of this Sixth Supplemental Indenture, except as otherwise stated herein, terms used in capitalized form in this Sixth Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

  SECTION 402. All of the provisions of the Indenture with respect to the rights, powers, trusts and duties of each of the Successor Trustee and the Resigning Trustee, including the provisions of Section 611(b), shall be applicable to each as fully and with like effect as if set forth herein, except as has been amended or altered by this Sixth Supplemental Indenture herein.

  SECTION 403. This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

  SECTION 404. This Sixth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

  SECTION 405. This Sixth Supplemental Indenture shall become effective as of the opening of business on the 25th of October, 1993, upon the execution and delivery hereof by each of the parties hereto.

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  SECTION 406. The Recitals contained herein shall be taken as the statements of the Company, and the Resigning Trustee assumes no responsibility for their correctness. The Resigning Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture.

  SECTION 407. Notwithstanding the resignation of the Resigning Trustee effected hereby, the Company shall remain obligated under Section 607 of the Indenture to compensate, reimburse and indemnify the Resigning Trustee in connection with its trusteeship with respect to the series of Securities designated Medium-Term Notes.

  SECTION 408. The Company, the Resigning Trustee and the Successor Trustee hereby acknowledge receipt of an executed and acknowledged counterpart of this Agreement and the effectiveness thereof.

  IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                         MERRILL LYNCH & CO., INC.
[SEAL]
                                         By  /s/ [Signature appears here]
                                            --------------------------------
                                         Name:
                                         Title:

Attest:

/s/ [Signature appears here]
- -----------------------------

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

                                         THE CHASE MANHATTAN BANK
                                         (NATIONAL ASSOCIATION)
[SEAL]
                                         By  /s/ J.D. HEANEY
                                            --------------------------------
                                         Name: J.D. Heaney
                                         Title: Vice President

Attest:

/s/ JOSEPHINE MAMNINO
- -----------------------------

                                         CHEMICAL BANK
[SEAL]
                                         By  /s/ F.J. GRIPPO
                                            --------------------------------
                                         Name: F.J. Grippo
                                         Title: Vice President

Attest:

/s/ CAREN TANNOR
- -----------------------------
    Caren Tannor
    Trust Officer

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